UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

Pursuit Attractions and Hospitality, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 17th Street
Suite 1400
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	PRSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, the Board of Directors (the “Board”) of Pursuit Attractions and Hospitality, Inc. (the “Company”) appointed Michael Bosco to serve as the Company’s Senior Vice President, Chief Accounting Officer, effective July 1, 2025 (the “Effective Date”). Mr. Bosco will succeed Leslie Striedel, Chief Accounting Officer of the Company, who, as previously disclosed, is stepping down from her role at the Company, effective as of June 30, 2025. Mr. Bosco will commence his employment with the Company on June 16, 2025 (the “Employment Commencement Date”).

Mr. Bosco, 39, most recently served in various roles of increasing responsibility at Vail Resorts, Inc. (NYSE: MTN) from November 2009 to May 2025, including Vice President and Assistant Controller (October 2022 to May 2025), Senior Director of Financial Reporting, Technical Accounting, Capital Assets, Treasury & SOX Compliance (October 2020 to October 2022), and Senior Director of Financial Reporting (October 2019 to October 2020). Mr. Bosco earned a Master’s Degree in Accounting Science from Northern Illinois University and has an Active Certified Public Accountant license issued by the State of Colorado.

Mr. Bosco’s compensation will include: (i) an annual base salary of $285,000; (ii) an annual cash incentive bonus with a target bonus opportunity of 35% of annual base salary, with the actual amount earned ranging from 0% to 175% of target based on actual achievement against performance metrics to be established by the Board or the Human Resources Committee thereof; (iii) a 2025 long-term equity incentive award with an aggregate grant value of $142,500 on the Employment Commencement Date, approximately 50% of which will be subject to performance-based vesting and approximately 50% of which will be subject to time-based vesting (with eligibility annually thereafter to receive long-term equity incentive awards in an aggregate target amount equal to 50% of annual base salary, as determined by the Board or Human Resources Committee of the Board in its sole discretion); (iv) a new hire restricted stock unit award with an aggregate grant value of $100,000 on the Employment Commencement Date; and (v) participation in the Company’s employee benefit and welfare plans.

There are no other arrangements or understandings between Mr. Bosco and any other person pursuant to which Mr. Bosco is being appointed as the Company’s Senior Vice President, Chief Accounting Officer. Mr. Bosco does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Bosco does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 22, 2025, the Company’s annual meeting of shareholders (the “2025 Annual Meeting”) was convened. At the close of business on the record date for the 2025 Annual Meeting, there were 28,199,647 shares of the Company’s common stock outstanding. A total of 27,108,469 shares of the Company’s common stock, or 96.13% of outstanding shares of the Company’s common stock, were represented in person or by proxy at the 2025 Annual Meeting.

(b) The following proposals are described in detail in the Company’s Proxy Statement related to the 2025 Annual Meeting. The final voting results for each of the matters submitted to a shareholder vote at the 2025 Annual Meeting are as follows:

Proposal One: Election of Directors. The Company’s shareholders elected all director nominees in an uncontested election, based on the following voting results:

Nominee and Class / Term	For	Against	Abstain	Broker Non-Votes
David W. Barry (Class III until 2028 annual meeting)	25,694,648	430,470	2,900	980,451
Beverly K. Carmichael (Class III until 2028 annual meeting)	24,921,195	1,204,135	2,688	980,451
Denise M. Coll (Class III until 2028 annual meeting)	25,143,765	981,601	2,652	980,451
Brian P. Cassidy (Class II until 2027 annual meeting)	22,971,426	3,153,323	3,269	980,451
Jill H. Bright (Class I until 2026 annual meeting)	23,493,144	2,627,145	7,729	980,451

Proposal Two: Ratification of the Company’s Independent Registered Public Accounting Firm for 2025. The Company’s shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, based on the following voting results:

For	Against	Abstain
26,685,799	419,312	3,358

Proposal Three: Advisory Approval of Named Executive Officer Compensation. The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
25,591,612	528,948	7,458	980,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuit Attractions and Hospitality, Inc.
(Registrant)

Date: May 27, 2025	By:	/s/ Catherine Tang
Catherine Tang
	Title:	Chief Legal Officer & Corporate Secretary